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                                  May 11, 2001





AIM Investment Funds
11 Greenway Plaza
Suite 100
Houston, TX 77046

         Re: Reorganization of AIM Latin American Growth Fund into AIM Developing Markets Fund

Ladies and Gentlemen:

                  We have acted as special Delaware counsel for AIM Investment Funds, a Delaware business trust (the "Trust"), as to the matters set forth herein regarding AIM Developing Markets Fund, a series of the Trust (the "Acquiring Fund"), pursuant to a Plan of Reorganization and Termination (the "Plan of Reorganization") to be entered into by and between the Trust, on behalf of the Acquiring Fund, and on behalf of AIM Latin American Growth Fund, a series of the Trust (the "Acquired Fund"). The Plan of Reorganization provides for the Acquired Fund to transfer all of its assets to the Acquiring Fund in exchange solely for the issuance of the shares of beneficial interest in the Acquiring Fund (the "Shares") and the Acquiring Fund's assumption of all of the liabilities of the Acquired Fund. Initially capitalized terms used herein and not otherwise defined are used herein as defined in that certain Agreement and Declaration of Trust dated as of May 7, 1998, entered into among William J. Guilfoyle, C. Derek Anderson, Frank S. Bayley, Arthur C. Patterson, and Ruth H. Quigley, as Trustees, and the Shareholders of the Trust, and any amendment thereto (the "Original Declaration").

                  For purposes of giving the opinions hereinafter set forth, we have examined only the following documents and have conducted no independent factual investigation of our own:

                  1. The Certificate of Trust for the Trust, dated as of May 7, 1998, as filed in the Office of the Secretary of State of the State of Delaware (the "Secretary of State") on May 7, 1998;

                  2. The Original Declaration;
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                  3. The First Amendment to the Original Declaration dated as of
September 8, 1998 (the "First Amendment");

                  4. The Second Amendment to the Original Declaration dated as of December 10, 1998 (the "Second Amendment");

                  5. The Third Amendment to the Original Declaration dated as of February 4, 1999 (the "Third Amendment");

                  6. The Fourth Amendment to the Original Declaration dated as of February 14, 1999 (the "Fourth Amendment");

                  7. The Fifth Amendment to the Original Declaration dated as of February 11, 2000 (the "Fifth Amendment");

                  8. The Sixth Amendment to the Original Declaration effective as of May 24, 2000 (the "Sixth Amendment");

                  9. The Seventh Amendment to the Original Declaration effective as of June 12, 2000 (the "Seventh Amendment");

                  10. The Eighth Amendment to the Original Declaration effective as of June 19, 2000 (the "Eighth Amendment");

                  11. The Ninth Amendment to the Original Declaration effective as of December 5, 2000 (the "Ninth Amendment", together with the Original Declaration, the First Amendment, the Second Amendment, the Third Amendment, the Fourth Amendment, the Fifth Amendment, the Sixth Amendment, the Seventh Amendment, and the Eighth Amendment, collectively, the "Declaration");

                  12. Schedule A to the Declaration as in effect on the date hereof;

                  13. The By-laws of the Trust as in effect on the date hereof;

                  14. Resolutions of the Trustees (the "Reorganization Resolutions") approving the Plan of Reorganization;

                  15. The Plan of Reorganization;

                  16. Resolutions of the Trustees (the "18f-3 Resolutions" and, together with the Reorganization Resolutions, the "Resolutions") adopting that certain plan pursuant to Rule 18f-3 under the Investment Company Act of 1940 (the "18f-3 Plan");
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                  17. An Officer's Certificate of the Trust dated as of May 11,
2001 certifying as to the matters set forth therein;

                  18. A Certificate of Good Standing for the Trust, dated May 11, 2001, obtained from the Secretary of State; and

                  19. The registration statement on Form N-14 filed with the Securities and Exchange Commission on or about May 11, 2001, pursuant to the Securities Act of 1933, as amended, covering the Shares (the "Registration Statement").

                  As to certain facts material to the opinions expressed herein, we have relied upon the representations and warranties contained in the documents examined by us.

                  Based upon the foregoing, and upon an examination of such questions of law of the State of Delaware as we have considered necessary or appropriate, and subject to the assumptions, qualifications, limitations and exceptions set forth herein, we are of the opinion that:

                  1. The Trust has been duly created and is validly existing in good standing as a business trust under the Delaware Business Trust Act, 6 Del.
C. Section 3801 et seq (the "Delaware Act").

                  2. The Acquiring Fund and, immediately prior to the transactions contemplated by the Plan of Reorganization, the Acquired Fund have been duly created and are validly existing as a series under Section 3804 of the Delaware Act.

                  3. The Declaration constitutes the legal, valid and binding obligation of the Trustees, enforceable against the Trustees, in accordance with its terms.

                  4. Subject to the other qualifications set forth herein, the Shares have been duly authorized and when (a) the Plan of Reorganization has been duly executed and delivered, (b) the Plan of Reorganization has been duly approved by the Shareholders of the Acquired Fund, and (c) the Shares have been otherwise issued in accordance with the Declaration, the Reorganization Resolutions, the Plan of Reorganization, the 18f-3 Plan, and the By-laws, such Shares will be validly issued, fully paid and non-assessable undivided beneficial interests in the assets of the Acquiring Fund.

                  In addition to the assumptions and qualifications set forth above, all of the foregoing opinions contained herein are subject to the following assumptions, qualifications, limitations and exceptions:

                           a. The foregoing opinions are limited to the laws of
the State of Delaware presently in effect, excluding the securities laws thereof. We have not considered and
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express no opinion on the laws of any other jurisdiction, including, without limitation, federal laws and rules and regulations relating thereto.

                           b. We have assumed that the Plan of Reorganization
will not contravene (i) any contractual restriction binding on any party to the Plan of Reorganization, or (ii) any law, rule or regulation applicable to such parties (exclusive of the Trust, the Acquiring Fund, or the Acquired Fund but only to the extent of any Delaware law, rule or regulation applicable to the Trust, the Acquiring Fund or the Acquired Fund). In addition, we have assumed the legal capacity of any natural persons who are parties to any of the documents examined by us.

                           c. The foregoing opinion regarding the enforceability
of the Declaration is subject to (i) applicable bankruptcy, insolvency, moratorium, fraudulent conveyance, fraudulent transfer and similar laws relating to or affecting creditors rights generally including, without limitation, the Delaware Uniform Fraudulent Conveyance Act, the provisions of the United States Bankruptcy Code and the Delaware insolvency statutes, (ii) principles of equity including, without limitation, concepts of materiality, good faith, fair dealing, conscionability and reasonableness (regardless of whether such enforceability is considered in a proceeding in equity or at law), (iii) applicable law relating to fiduciary duties, and (iv) public policy limitations with respect to exculpation, contribution and indemnity provisions.

                           d. We have assumed that all signatures on documents
examined by us are genuine, that all documents submitted to us as originals are authentic and that all documents submitted to us as copies conform with the originals.

                           e. We have assumed that the Declaration, the By-laws,
the Resolutions, the 18f-3 Plan, and once it has been duly executed and delivered, the Plan of Reorganization, collectively, constitute (or will constitute in the case of the Plan of Reorganization) the entire agreement with respect to the subject matter thereof, including (i) with respect to the creation, dissolution and winding up of the Trust, the Acquiring Fund and the Acquired Fund, (ii) the terms applicable to the Shares, and (iii) the power and authority of the Trustees.

                           f. We have assumed that to the extent any additional
rights and/or preferences are stated in the 18f-3 Plan, such additional rights and/or preferences (i) are enforceable in accordance with their terms, and (ii) do not conflict with the Certificate of Trust, the Declaration, the By-laws, or any statute, rule or regulation applicable to the Trust, the Acquiring Fund, or the Acquired Fund, or, once it has been duly executed and delivered, the Plan of Reorganization.

                           g. We have assumed that once the Plan of
Reorganization has been duly executed and delivered, it will constitute the legal, valid and binding obligations of the
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parties thereto, and that the transactions contemplated thereby will be enforceable against such parties in accordance with their terms.

                           h. We have assumed that no event set forth in Section
9.3(a) of the Declaration has occurred with respect to the Trust or any Portfolio.

                           i. Notwithstanding any provision in the Declaration
to the contrary, we note that upon the occurrence of an event set forth in
Section 9.3(a) thereof, with respect to the Trust, the Acquiring Fund, or the Acquired Fund, as the case may be, the Trust, the Acquiring Fund, or the Acquired Fund, as applicable, cannot make any payments or distributions to the Shareholders thereof until their respective creditors' claims are either paid in full or reasonable provision for payment thereof has been made.

                           j. With respect to the enforceability of any
provision of the Declaration wherein the parties provide for the appointment of a liquidator, we note that upon the application of any beneficial owner, the Delaware Court of Chancery has the power, upon cause shown, to wind up the affairs of a Delaware business trust or series thereof and in connection therewith to appoint a liquidating trustee other than the one agreed to by the beneficial owners thereof.

                           k. With respect to the enforceability of the
Declaration, we express no opinion on the enforceability of Section 4.7 therein.

                           l. We have assumed that none of the By-laws, the
Resolutions, and the 18f-3 Plan has been amended, modified, or revoked in any manner from the date of its adoption, and that each of the By-laws, the Resolutions, and the 18f-3 Plan remains in full force and effect on the date hereof.

                           m. We have assumed that at all times prior to the
consummation of the transactions contemplated by the Plan of Reorganization the Trust maintains separate and distinct records for the Acquiring Fund and the Acquired Fund, and that the Trust and the Trustees hold and account for the assets belonging to the Acquiring Fund and the Acquired Fund separately from the other assets of any other portfolio and the assets of the Trust generally, if any.

                           n. We note that we do not assume responsibility for
the contents of the Registration Statement.

                           o. Except as expressly set forth above, we express no
opinion on any document that is referred to or incorporated by reference into the documents reviewed by us.
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                  This opinion is rendered solely for your benefit in connection with the matters set forth herein and, without our prior written consent, may not be furnished (except that it may be furnished to any federal, state or local regulatory agencies or regulators having appropriate jurisdiction and entitled to such disclosure) or quoted to, or relied upon by, any other person or entity for any purpose. Kirkpatrick & Lockhart LLP may rely on this opinion with respect to the matters set forth herein in connection with its opinion being delivered on even date herewith. In addition, AIM Investment Funds may rely on this opinion with respect to the matters set forth in, and connection with, its Registration Statement.


                                        Very truly yours,

                                        /s/ POTTER ANDERSON




468604